POWER OF ATTORNEY

Each person whose signature appears below (the “Principals”) hereby constitutes and appoints Anne E. Robinson and Laura J. Merianos, and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution and re-substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (“Commission”), any and all registration statements on Form N-1A (or any successors thereto), any and all amendments (including without limitation pre-effective and post-effective amendments) thereto, any and all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, or any other forms of documents and to perform any and all such acts as such attorney-in-fact and agent may deem necessary or advisable to enable the following named persons that are registered with the Commission (the “Registrants”) to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; and granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the relevant Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof:

Vanguard Wellington Fund (2-11444)

Vanguard Windsor Funds (2-14336)

Vanguard World Fund (2-17620)

Vanguard Explorer Fund (2-27203)

Vanguard Morgan Growth Fund (2-29601)

Vanguard Wellesley Income Fund (2-31333)

Vanguard Fixed Income Securities Funds (2-47371)

Vanguard Money Market Reserves (2-52698)

Vanguard Index Funds (2-56846)

Vanguard Municipal Bond Funds (2-57689)

Vanguard Trustees’ Equity Fund (2-65955-99)

Vanguard Specialized Funds (2-88116)

Vanguard Chester Funds (2-92948)

Vanguard California Tax-Free Funds (33-1569)

Vanguard Massachusetts Tax-Exempt Funds (333-63579)

Vanguard Funds (33-48863)

Vanguard CMT Funds (333-111362)

Vanguard Montgomery Funds (333-145624)

Vanguard New York Tax-Free Funds (33-2908)

Vanguard Pennsylvania Tax-Free Funds (33-2907)

Vanguard New Jersey Tax-Free Funds (33-17351)

Vanguard Ohio Tax-Free Funds (33-34261)

Vanguard Convertible Securities Fund (33-4424)

Vanguard Quantitative Funds (33-8553)

Vanguard Fenway Funds (33-19446)

Vanguard Malvern Funds (33-23444)

Vanguard International Equity Index Funds (33-32548)

Vanguard Variable Insurance Funds (33-32216)

Vanguard STAR Funds (2-88373)

Vanguard Whitehall Funds (33-64845)

Vanguard Tax-Managed Funds (33-53683)

Vanguard Scottsdale Funds (333-11763)

Vanguard Horizon Funds (33-56443)

Vanguard Institutional Index Funds (33-34494)

Vanguard Admiral Funds (33-49023)

Vanguard Bond Index Funds (33-6001)

Vanguard Charlotte Funds (333-177613)

This Power of Attorney shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

The Principals hereby revoke all powers of attorney which they may have heretofore granted regarding the subject matter hereof. All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

Each of the Principals has executed this Power of Attorney in the capacity and on the date indicated opposite their name.  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

NAME	TITLE	DATE

/s/ Mortimer J. Buckley	Chairman, President and Chief Executive Officer	July 24, 2020
Mortimer J. Buckley

/s/ Emerson U. Fullwood	Trustee	July 24, 2020
Emerson U. Fullwood

/s/ Amy Gutmann	Trustee	July 24, 2020
Amy Gutmann

/s/ F. Joseph Loughrey	Trustee	July 24, 2020
F. Joseph Loughrey

/s/ Mark Loughridge	Trustee	July 24, 2020
Mark Loughridge

/s/ Scott Malpass	Trustee	July 24, 2020
Scott C. Malpass

/s/ Deanna Mulligan	Trustee	July 24, 2020
Deanna Mulligan

/s/ André F. Perold	Trustee	July 24, 2020
André F. Perold

/s/ Sarah Bloom Raskin	Trustee	July 24, 2020
Sarah Bloom Raskin

/s/ Peter F. Volanakis	Trustee	July 24, 2020
Peter F. Volanakis

/s/ John Bendl	Chief Financial Officer and Principal Accounting Officer	July 24, 2020
John Bendl